ANNALY CAPITAL MANAGEMENT, INC. REPORTS 2nd QUARTER 2020 RESULTS
NEW YORK—July 29, 2020—Annaly Capital Management, Inc. (NYSE: NLY) ("Annaly" or the "Company") today announced its financial results for the quarter ended June 30, 2020.

Financial Highlights

•	GAAP net income of $0.58 per average common share for the quarter, up from ($2.57) in the prior quarter

•	Core earnings (excluding PAA) of $0.27 per average common share for the quarter, up 28.6% from the prior quarter

•	GAAP return on average equity of 25.8% and core return on average equity (excluding PAA) of 12.8% for the quarter

•	Book value per common share of $8.39, up 11.9% from the prior quarter

•	Economic leverage of 6.4x, down from 6.8x in the prior quarter

•	Declared quarterly common stock cash dividend of $0.22 per share

•	Economic return of 14.8% for the second quarter

Business Highlights
Well-Positioned Investment Portfolio

•	Capital allocation remains predominantly to Agency, with $96.3 billion Agency portfolio representing 93% of total assets and 75% of dedicated equity capital given favorable outlook for the sector(1)

•	Credit businesses are well-positioned with relatively low leverage and high-quality portfolios

–
Annaly Residential Credit Group continues to add and expand residential whole loan partnerships, which support the growth of its conservatively positioned whole loan portfolio comprised of borrowers with comparatively high FICOs and strong LTVs

–	Annaly Commercial Real Estate Group navigated the market environment through continued focus on asset management, prudent new investment screening and capital preservation

–	Annaly Middle Market Lending Group's growth within the current portfolio and long-standing private equity relationships have enabled continued highly selective deal execution amidst the pandemic
Focus on Shareholder Value

•	Completed management internalization enhancing corporate governance and more strongly aligning management with shareholders

•	Repurchased approximately $175 million in common stock since the beginning of the second quarter(2)
Driving Funding Efficiency and Diversity

•	$7.9 billion of unencumbered assets, including cash and unencumbered Agency MBS of $5.3 billion

•	Average GAAP cost of interest bearing liabilities declined 90 basis points to 0.96% and average economic cost of interest bearing liabilities declined 62 basis points to 1.29%

•	Annaly Residential Credit Group priced a $489.4 million residential whole loan securitization in July 2020, bringing aggregate issuance to approximately $4.5 billion since the beginning of 2018(3)

•	Annaly Residential Credit Group added $1.125 billion of capacity across two new credit facilities since the beginning of the quarter(4)
Maintaining Organizational Resilience and Continuity

•
Continued to utilize extensive business continuity planning in response to COVID-19, including ongoing successful remote-working capabilities as well as modifications to headquarters for eventual return to office

•	Appointed Steve Campbell as Chief Operating Officer; Glenn Votek to retire as Senior Advisor and remain a Director
“We are pleased with the rebound in our results this quarter as we posted our strongest quarterly book value growth since the start of the Great Recession and our core earnings per share outperformed our recently declared dividend,” remarked David Finkelstein, Annaly’s Chief Executive Officer and Chief Investment Officer. “Our portfolio performed well due to the relative attractiveness of the MBS sector as well as accommodative monetary policy and fiscal support for the economy. While we are optimistic about our outlook and ability to generate attractive returns, Annaly will remain nimble and conservatively positioned as we prepare for a variety of potential economic scenarios.
“In line with our capital allocation philosophy, we've repurchased $175 million in common stock since the beginning of the second quarter given our discount to book value and strong performance fundamentals. Additionally, we closed our management internalization as planned, which will better align us with our shareholders, drive long-term cost savings and provide greater strategic flexibility. This is the latest in a series of corporate responsibility and governance enhancements, which continues to be an area of significant focus for the Company.”

(1)
Assets represent Annaly’s investments that are on balance sheet, net of securitized debt of consolidated VIEs, as well as investments that are off-balance sheet in which the Company has economic exposure. Assets include TBA purchase contracts (market value) of $19.1 billion and CMBX derivatives (market value) of $460.3 million and are shown net of securitized debt of consolidated VIEs of $6.5 billion.

(2)
Share repurchases are under Annaly’s current authorized share repurchase program that expires in December 2020. Amount excludes fees and commissions and includes $31.3 million of repurchases that settled subsequent to quarter end.

(3)
Includes three residential whole loan securitizations totaling $1.1 billion in 2018, five residential whole loan securitizations totaling $2.1 billion in 2019 and three residential whole loan securitizations totaling approximately $1.3 billion in 2020 (with the July 2020 securitization expected to close on July 30, 2020).

(4)	Represents an $875 million credit facility closed during the second quarter and a $250 million credit facility closed subsequent to quarter end.

Financial Performance
The following table summarizes certain key performance indicators as of and for the quarters ended June 30, 2020, March 31, 2020 and June 30, 2019:

	June 30, 2020	March 31, 2020	June 30, 2019
Book value per common share	$8.39	$7.50	$9.33
Economic leverage at period-end (1)	6.4:1	6.8:1	7.6:1
GAAP net income (loss) per average common share (2)	$0.58	$(2.57)	$(1.24)
Annualized GAAP return (loss) on average equity	25.84%	(102.17%)	(45.13%)
Net interest margin (3)	1.89%	0.18%	0.58%
Average yield on interest earning assets (4)	2.77%	1.91%	3.03%
Average GAAP cost of interest bearing liabilities (5)	0.96%	1.86%	2.71%
Net interest spread	1.81%	0.05%	0.32%
Non-GAAP metrics *
Core earnings (excluding PAA) per average common share (2)	$0.27	$0.21	$0.25
Annualized core return on average equity (excluding PAA)	12.82%	9.27%	9.94%
Net interest margin (excluding PAA) (3)	1.88%	1.18%	1.28%
Average yield on interest earning assets (excluding PAA) (4)	3.01%	2.91%	3.48%
Average economic cost of interest bearing liabilities (5)	1.29%	1.91%	2.41%
Net interest spread (excluding PAA)	1.72%	1.00%	1.07%
*    Represents a non-GAAP financial measure. Please refer to the "Non-GAAP Financial Measures" section for additional information.
(1)    Computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non-recourse credit facilities). Securitized debt, certain credit facilities (included within other secured financing) and mortgages payable are non-recourse to the Company and are excluded from this measure.
(2)    Net of dividends on preferred stock. The quarter ended June 30, 2019 includes cumulative and undeclared dividends of $0.3 million on the Company's Series I Preferred Stock as of June 30, 2019.
(3)    Net interest margin represents interest income less interest expense divided by average Interest Earning Assets. Net interest margin (excluding PAA) represents the sum of interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average Interest Earning Assets plus average outstanding TBA contract and CMBX balances. PAA represents the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.
(4)    Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).
(5)    Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps.

Other Information
This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow our commercial real estate business; our ability to grow our residential credit business; our ability to grow our middle market lending business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt; risks related to investments in mortgage servicing rights; our ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting our business; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940 and the risk that the expected benefits, including long-term cost savings, of the internalization are not achieved. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.
Annaly is a leading diversified capital manager that invests in and finances residential and commercial assets. Annaly’s principal business objective is to generate net income for distribution to its stockholders and to optimize its returns through prudent management of its diversified investment strategies. Annaly is internally managed and has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Additional information on the company can be found at www.annaly.com.
Annaly routinely posts important information for investors on the Company’s website, www.annaly.com. Annaly intends to use this webpage as a means of disclosing material, non-public information, for complying with the Company’s disclosure obligations under Regulation FD and to post and update investor presentations and similar materials on a regular basis. Annaly encourages investors, analysts, the media and others interested in Annaly to monitor the Company’s website, in addition to following Annaly’s press releases, SEC filings, public conference calls, presentations, webcasts and other information it posts from time to time on its website. To sign-up for email-notifications, please visit the "Email Alerts" section of our website, www.annaly.com, under the "Investors" section and enter the required information to enable notifications. The information contained on, or that may be accessed through, the Company’s webpage is not incorporated by reference into, and is not a part of, this document.
The Company prepares a supplemental investor presentation and a financial summary for the benefit of its shareholders. Both the Second Quarter 2020 Investor Presentation and the Second Quarter 2020 Financial Summary can be found at the Company’s website (www.annaly.com) in the Investors section under Investor Presentations.

Conference Call
The Company will hold the second quarter 2020 earnings conference call on July 30, 2020 at 9:00 a.m. Eastern Time. Participants are encouraged to pre-register for the conference call to receive a unique PIN to gain immediate access to the call and bypass the live operator.  Pre-registration may be completed by accessing the Pre-Registration link found on the homepage or "Investors" section of the Company's website at www.annaly.com, or by using the following link: http://dpregister.com/10146025.
Pre-registration may be completed at any time, including up to and after the call start time.
For participants who would like to join the call but have not pre-registered, access is available by dialing 844-735-3317 within the U.S., or 412-317-5703 internationally, and requesting the "Annaly Earnings Call."
There will also be an audio webcast of the call on www.annaly.com. A replay of the call will be available for one week following the conference call. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 10146025. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investors, then select Email Alerts and complete the email notification form.

Financial Statements
ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	June 30, 2020	March 31, 2020	December 31, 2019 (1)	September 30, 2019	June 30, 2019
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Assets
Cash and cash equivalents	$1,393,910	$2,823,521	$1,850,729	$1,793,921	$1,982,311
Securities	77,805,743	79,357,596	114,833,580	116,094,061	119,926,869
Loans, net	3,972,671	4,068,189	4,462,350	3,946,614	3,546,468
Mortgage servicing rights	227,400	280,558	378,078	386,051	425,328
Assets transferred or pledged to securitization vehicles	7,690,451	7,671,662	7,002,460	4,688,144	4,211,582
Real estate, net	746,067	751,738	725,638	725,508	733,196
Derivative assets	165,642	238,776	113,556	168,755	75,142
Receivable for unsettled trades	747,082	1,006,853	4,792	193,229	5,322
Principal and interest receivable	300,089	335,170	449,906	483,744	440,940
Goodwill and intangible assets, net	137,680	98,293	92,772	94,904	96,591
Other assets	271,918	284,918	381,220	381,189	357,027
Total assets	$93,458,653	$96,917,274	$130,295,081	$128,956,120	$131,800,776
Liabilities and stockholders’ equity
Liabilities
Repurchase agreements	$67,163,598	$72,580,183	$101,740,728	$102,682,104	$105,181,241
Other secured financing	1,538,996	1,805,428	4,455,700	4,466,030	4,127,989
Debt issued by securitization vehicles	6,458,130	6,364,949	5,622,801	3,856,082	3,470,168
Mortgages payable	508,565	484,762	485,005	485,657	498,772
Derivative liabilities	1,257,038	1,331,188	803,866	972,415	1,043,197
Payable for unsettled trades	2,122,735	923,552	463,387	245,626	620,784
Interest payable	180,943	261,304	476,335	565,797	691,327
Dividends payable	309,686	357,606	357,527	359,491	364,066
Other liabilities	121,359	100,772	93,388	99,214	95,825
Total liabilities	79,661,050	84,209,744	114,498,737	113,732,416	116,093,369
Stockholders’ equity
Preferred stock, par value $0.01 per share (2)	1,982,026	1,982,026	1,982,026	1,982,026	2,110,346
Common stock, par value $0.01 per share (3)	14,077	14,304	14,301	14,380	14,562
Additional paid-in capital	19,827,216	19,968,372	19,966,923	20,034,970	20,195,419
Accumulated other comprehensive income (loss)	3,842,074	3,121,371	2,138,191	2,313,815	1,365,003
Accumulated deficit	(11,871,927)	(12,382,648)	(8,309,424)	(9,125,895)	(7,982,649)
Total stockholders’ equity	13,793,466	12,703,425	15,792,017	15,219,296	15,702,681
Noncontrolling interests	4,137	4,105	4,327	4,408	4,726
Total equity	13,797,603	12,707,530	15,796,344	15,223,704	15,707,407
Total liabilities and equity	$93,458,653	$96,917,274	$130,295,081	$128,956,120	$131,800,776

(1)	Derived from the audited consolidated financial statements at December 31, 2019.

(2)
7.625% Series C Cumulative Redeemable Preferred Stock - Includes 0 shares authorized, issued and outstanding at June 30, 2020, March 31, 2020, December 31, 2019 and September 30, 2019. Includes 7,000,000 shares authorized, issued and outstanding at June 30, 2019.

7.50% Series D Cumulative Redeemable Preferred Stock - Includes 18,400,000 shares authorized, issued and outstanding.
6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock - Includes 28,800,000 shares authorized, issued and outstanding.
6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock - Includes 19,550,000 shares authorized and 17,000,000 shares issued and outstanding.
6.75% Series I Preferred Stock - Includes 18,400,000 shares authorized and 17,700,000 issued and outstanding at June 30, 2020, March 31, 2020, December 31, 2019 and September 30, 2019. Includes 18,400,000 shares authorized and 16,000,000 issued and outstanding at June 30, 2019.

(3)
Includes 2,914,850,000 shares authorized at June 30, 2020, March 31, 2020, December 31, 2019 and September 30, 2019, and 2,907,850,000 shares authorized at June 30, 2019. Includes 1,407,662,483 shares issued and outstanding at June 30, 2020; 1,430,424,398 shares issued and outstanding at March 31, 2020; 1,430,106,199 shares issued and outstanding at December 31, 2019; 1,437,964,466 shares issued and outstanding at September 30, 2019; and 1,456,263,410 shares issued and outstanding at June 30, 2019.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (dollars in thousands, except per share data) (Unaudited)
	For the quarters ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Net interest income
Interest income	$584,812	$555,026	$1,074,214	$919,299	$927,598
Interest expense	186,032	503,473	620,058	766,905	750,217
Net interest income	398,780	51,553	454,156	152,394	177,381
Realized and unrealized gains (losses)
Net interest component of interest rate swaps	(64,561)	(13,980)	45,221	88,466	83,653
Realized gains (losses) on termination or maturity of interest rate swaps	(1,521,732)	(397,561)	(4,615)	(682,602)	(167,491)
Unrealized gains (losses) on interest rate swaps	1,494,628	(2,827,723)	782,608	(326,309)	(1,276,019)
Subtotal	(91,665)	(3,239,264)	823,214	(920,445)	(1,359,857)
Net gains (losses) on disposal of investments and other	246,679	206,583	17,783	66,522	(38,333)
Net gains (losses) on other derivatives	170,916	206,426	(42,312)	(16,888)	(506,411)
Net unrealized gains (losses) on instruments measured at fair value through earnings	254,772	(730,160)	(5,636)	(1,091)	(4,881)
Loan loss provision	(68,751)	(99,326)	(7,362)	(3,504)	—
Subtotal	603,616	(416,477)	(37,527)	45,039	(549,625)
Total realized and unrealized gains (losses)	511,951	(3,655,741)	785,687	(875,406)	(1,909,482)
Other income (loss)	15,224	14,926	42,656	35,074	28,181
General and administrative expenses
Compensation and management fee	37,036	40,825	40,403	41,161	44,231
Other general and administrative expenses	30,630	36,804	32,948	24,977	34,177
Total general and administrative expenses	67,666	77,629	73,351	66,138	78,408
Income (loss) before income taxes	858,289	(3,666,891)	1,209,148	(754,076)	(1,782,328)
Income taxes	2,055	(26,702)	(594)	(6,907)	(5,915)
Net income (loss)	856,234	(3,640,189)	1,209,742	(747,169)	(1,776,413)
Net income (loss) attributable to noncontrolling interests	32	66	68	(110)	(83)
Net income (loss) attributable to Annaly	856,202	(3,640,255)	1,209,674	(747,059)	(1,776,330)
Dividends on preferred stock (1)	35,509	35,509	35,509	36,151	32,422
Net income (loss) available (related) to common stockholders	$820,693	$(3,675,764)	$1,174,165	$(783,210)	$(1,808,752)
Net income (loss) per share available (related) to common stockholders
Basic	$0.58	$(2.57)	$0.82	$(0.54)	$(1.24)
Diluted	$0.58	$(2.57)	$0.82	$(0.54)	$(1.24)
Weighted average number of common shares outstanding
Basic	1,423,909,112	1,430,994,319	1,431,079,108	1,453,359,211	1,456,038,736
Diluted	1,423,909,112	1,430,994,319	1,431,079,108	1,453,359,211	1,456,038,736
Other comprehensive income (loss)
Net income (loss)	$856,234	$(3,640,189)	$1,209,742	$(747,169)	$(1,776,413)
Unrealized gains (losses) on available-for-sale securities	986,146	1,374,796	(153,192)	1,034,873	1,654,783
Reclassification adjustment for net (gains) losses included in net income (loss)	(265,443)	(391,616)	(22,432)	(86,061)	29,596
Other comprehensive income (loss)	720,703	983,180	(175,624)	948,812	1,684,379
Comprehensive income (loss)	1,576,937	(2,657,009)	1,034,118	201,643	(92,034)
Comprehensive income (loss) attributable to noncontrolling interests	32	66	68	(110)	(83)
Comprehensive income (loss) attributable to Annaly	1,576,905	(2,657,075)	1,034,050	201,753	(91,951)
Dividends on preferred stock (1)	35,509	35,509	35,509	36,151	32,422
Comprehensive income (loss) attributable to common stockholders	$1,541,396	$(2,692,584)	$998,541	$165,602	$(124,373)

(1)
The quarter ended September 30, 2019 excludes, and the quarter ended June 30, 2019 includes, cumulative and undeclared dividends of $0.3 million on the Company's Series I Preferred Stock as of June 30, 2019.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (dollars in thousands, except per share data)
	For the six months ended
	June 30, 2020	June 30, 2019
Net interest income
Interest income	$1,139,838	$1,793,784
Interest expense	689,505	1,397,912
Net interest income	450,333	395,872

Realized and unrealized gains (losses)
Net interest component of interest rate swaps	(78,541)	217,688
Realized gains (losses) on termination or maturity of interest rate swaps	(1,919,293)	(755,747)
Unrealized gains (losses) on interest rate swaps	(1,333,095)	(1,666,575)
Subtotal	(3,330,929)	(2,204,634)
Net gains (losses) on disposal of investments	453,262	(132,249)
Net gains (losses) on other derivatives	377,342	(621,570)
Net unrealized gains (losses) on instruments measured at fair value through earnings	(475,388)	42,748
Loan loss provision	(168,077)	(5,703)
Subtotal	187,139	(716,774)
Total realized and unrealized gains (losses)	(3,143,790)	(2,921,408)
Other income (loss)	30,150	58,683
General and administrative expenses
Compensation and management fee	77,861	89,064
Other general and administrative expenses	67,434	73,081
Total general and administrative expenses	145,295	162,145
Income (loss) before income taxes	(2,808,602)	(2,628,998)
Income taxes	(24,647)	(3,334)
Net income (loss)	(2,783,955)	(2,625,664)
Net income (loss) attributable to noncontrolling interests	98	(184)
Net income (loss) attributable to Annaly	(2,784,053)	(2,625,480)
Dividends on preferred stock (1)	71,018	64,916
Net income (loss) available (related) to common stockholders	$(2,855,071)	$(2,690,396)
Net income (loss) per share available (related) to common stockholders
Basic	$(2.00)	$(1.88)
Diluted	$(2.00)	$(1.88)
Weighted average number of common shares outstanding
Basic	1,427,451,716	1,427,485,102
Diluted	1,427,451,716	1,427,485,102
Other comprehensive income (loss)
Net income (loss)	$(2,783,955)	$(2,625,664)
Unrealized gains (losses) on available-for-sale securities	2,360,942	3,254,181
Reclassification adjustment for net (gains) losses included in net income (loss)	(657,059)	90,687
Other comprehensive income (loss)	1,703,883	3,344,868
Comprehensive income (loss)	(1,080,072)	719,204
Comprehensive income (loss) attributable to noncontrolling interests	98	(184)
Comprehensive income (loss) attributable to Annaly	(1,080,170)	719,388
Dividends on preferred stock (1)	71,018	64,916
Comprehensive income (loss) attributable to common stockholders	$(1,151,188)	$654,472

(1)	The six months ended June 30, 2019 includes cumulative and undeclared dividends of $0.3 million on the Company's Series I Preferred Stock as of June 30, 2019.

Key Financial Data
The following table presents key metrics of the Company’s portfolio, liabilities and hedging positions, and performance as of and for the quarters ended June 30, 2020, March 31, 2020, and June 30, 2019:

	June 30, 2020	March 31, 2020	June 30, 2019
Portfolio related metrics
Fixed-rate Residential Securities as a percentage of total Residential Securities	98%	99%	96%
Adjustable-rate and floating-rate Residential Securities as a percentage of total Residential Securities	2%	1%	4%
Weighted average experienced CPR for the period	19.5%	13.6%	11.2%
Weighted average projected long-term CPR at period-end	18.0%	17.7%	14.5%
Liabilities and hedging metrics
Weighted average days to maturity on repurchase agreements outstanding at period-end	74	48	70
Hedge ratio (1)	40%	19%	74%
Weighted average pay rate on interest rate swaps at period-end (2)	1.01%	1.63%	2.12%
Weighted average receive rate on interest rate swaps at period-end (2)	0.75%	1.16%	2.46%
Weighted average net rate on interest rate swaps at period-end (2)	0.26%	0.47%	(0.34%)
Leverage at period-end (3)	5.5:1	6.4:1	7.2:1
Economic leverage at period-end (4)	6.4:1	6.8:1	7.6:1
Capital ratio at period-end	13.0%	12.3%	11.4%
Performance related metrics
Book value per common share	$8.39	$7.50	$9.33
GAAP net income (loss) per average common share (5)	$0.58	$(2.57)	$(1.24)
Annualized GAAP return (loss) on average equity	25.84%	(102.17%)	(45.13%)
Net interest margin (6)	1.89%	0.18%	0.58%
Average yield on interest earning assets (7)	2.77%	1.91%	3.03%
Average GAAP cost of interest bearing liabilities (8)	0.96%	1.86%	2.71%
Net interest spread	1.81%	0.05%	0.32%
Dividend declared per common share	$0.22	$0.25	$0.25
Annualized dividend yield (9)	13.41%	19.72%	10.95%
Non-GAAP metrics *
Core earnings (excluding PAA) per average common share (5)	$0.27	$0.21	$0.25
Annualized core return on average equity (excluding PAA)	12.82%	9.27%	9.94%
Net interest margin (excluding PAA) (6)	1.88%	1.18%	1.28%
Average yield on interest earning assets (excluding PAA) (7)	3.01%	2.91%	3.48%
Average economic cost of interest bearing liabilities (8)	1.29%	1.91%	2.41%
Net interest spread (excluding PAA)	1.72%	1.00%	1.07%

*	Represents a non-GAAP financial measure. Please refer to the "Non-GAAP Financial Measures" section for additional information.

(1)
Measures total notional balances of interest rate swaps, interest rate swaptions (excluding receiver swaptions) and futures relative to repurchase agreements, other secured financing and cost basis of TBA derivatives outstanding; excludes MSRs and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities.

(2)	Excludes forward starting swaps.

(3)
Debt consists of repurchase agreements, other secured financing, securitized debt and mortgages payable. Certain credit facilities (included within other secured financing), securitized debt and mortgages payable are non-recourse to the Company.

(4)	Computed as the sum of recourse debt, cost basis of TBA and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity.

(5)	Net of dividends on preferred stock. The quarter ended June 30, 2019 includes cumulative and undeclared dividends of $0.3 million on the Company's Series I Preferred Stock as of June 30, 2019.

(6)
Net interest margin represents interest income less interest expense divided by average interest earning assets. Net interest margin (excluding PAA) represents the sum of interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances.

(7)
Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).

(8)
Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps.

(9)	Based on the closing price of the Company’s common stock of $6.56, $5.07 and $9.13 at June 30, 2020, March 31, 2020 and June 30, 2019, respectively.

The following table contains additional information on our residential and commercial investments as of the dates presented:

	For the quarters ended
	June 30, 2020	March 31, 2020	June 30, 2019
Agency mortgage-backed securities	$76,761,800	$78,456,846	$118,202,040
Credit risk transfer securities	362,901	222,871	491,969
Non-agency mortgage-backed securities	619,840	585,954	1,097,752
Commercial mortgage-backed securities	61,202	91,925	135,108
Total securities	$77,805,743	$79,357,596	$119,926,869
Residential mortgage loans	$1,168,521	$1,268,083	$1,061,124
Commercial real estate debt and preferred equity	618,886	649,843	623,705
Corporate debt	2,185,264	2,150,263	1,792,837
Loans held for sale	—	—	68,802
Total loans, net	$3,972,671	$4,068,189	$3,546,468
Mortgage servicing rights	$227,400	$280,558	$425,328
Agency mortgage-backed securities transferred or pledged to securitization vehicles	$1,832,708	$1,803,608	$—
Residential mortgage loans transferred or pledged to securitization vehicles	2,832,502	3,027,188	2,106,981
Commercial real estate debt investments transferred or pledged to securitization vehicles	2,150,623	1,927,575	2,104,601
Commercial real estate debt and preferred equity transferred or pledged to securitization vehicles	874,618	913,291	—
Assets transferred or pledged to securitization vehicles	$7,690,451	$7,671,662	$4,211,582
Real estate, net	$746,067	$751,738	$733,196
Total residential and commercial investments	$90,442,332	$92,129,743	$128,843,443

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company provides the following non-GAAP measures:

•	core earnings (excluding PAA);

•	core earnings (excluding PAA) attributable to common stockholders;

•	core earnings (excluding PAA) per average common share;

•	annualized core return on average equity (excluding PAA);

•	interest income (excluding PAA);

•	economic interest expense;

•	economic net interest income (excluding PAA);

•	average yield on interest earning assets (excluding PAA);

•	average economic cost of interest bearing liabilities;

•	net interest margin (excluding PAA); and

•	net interest spread (excluding PAA).

These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. While intended to offer a fuller understanding of the Company’s results and operations, non-GAAP financial measures also have limitations. For example, the Company may calculate its non-GAAP metrics, such as core earnings (excluding PAA), or the PAA, differently than its peers making comparative analysis difficult. Additionally, in the case of non-GAAP measures that exclude the PAA, the amount of amortization expense excluding the PAA is not necessarily representative of the amount of future periodic amortization nor is it indicative of the term over which the Company will amortize the remaining unamortized premium. Changes to actual and estimated prepayments will impact the timing and amount of premium amortization and, as such, both GAAP and non-GAAP results.
These non-GAAP measures provide additional detail to enhance investor understanding of the Company’s period-over-period operating performance and business trends, as well as for assessing the Company’s performance versus that of industry peers. Additional information pertaining to the Company’s use of these non-GAAP financial measures, including discussion of how each such measure may be useful to investors, and reconciliations to their most directly comparable GAAP results are provided below.
Core earnings (excluding PAA), core earnings (excluding PAA) attributable to common stockholders, core earnings (excluding PAA) per average common share and annualized core return on average equity (excluding PAA)
The Company's principal business objective is to generate net income for distribution to its stockholders and to preserve capital through prudent selection of investments and continuous management of its portfolio. The Company generates net income by earning a net interest spread on its investment portfolio, which is a function of interest income from its investment portfolio less financing, hedging and operating costs.  Core earnings (excluding PAA), which is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income and CMBX coupon income, (c) realized amortization of MSRs, (d) other income (loss) (excluding depreciation expense related to commercial real estate and amortization of intangibles, non-core income allocated to equity method investments and other non-core components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items), and (f) income taxes (excluding the income tax effect of non-core income (loss) items) and excludes (g) the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities is used by the Company's management and, the Company believes, used by analysts and investors to measure its progress in achieving its principal business objective.
The Company seeks to fulfill this objective through a variety of factors including portfolio construction, the degree of market risk exposure and related hedge profile, and the use and forms of leverage, all while operating within the parameters of the Company's capital allocation policy and risk governance framework.
The Company believes these non-GAAP measures provide management and investors with additional details regarding the Company’s underlying operating results and investment portfolio trends by (i) making adjustments to account for the disparate reporting of changes in fair value where certain instruments are reflected in GAAP net income (loss) while others are reflected in other comprehensive income (loss) and (ii) by excluding certain unrealized, non-cash or episodic components of GAAP net income (loss) in order to provide additional transparency into the operating performance of the Company’s portfolio. Annualized core return on average equity (excluding PAA), which is calculated by dividing core earnings (excluding PAA) over average stockholders’ equity, provides investors with additional detail on the core earnings (excluding PAA) generated by the Company’s invested equity capital.

The following table presents a reconciliation of GAAP financial results to non-GAAP core earnings (excluding PAA) for the periods presented:

	For the quarters ended
	June 30, 2020	March 31, 2020	June 30, 2019
	(dollars in thousands, except per share data)
GAAP net income (loss)	$856,234	$(3,640,189)	$(1,776,413)
Net income (loss) attributable to noncontrolling interests	32	66	(83)
Net income (loss) attributable to Annaly	856,202	(3,640,255)	(1,776,330)
Adjustments to exclude reported realized and unrealized (gains) losses
Realized (gains) losses on termination or maturity of interest rate swaps	1,521,732	397,561	167,491
Unrealized (gains) losses on interest rate swaps	(1,494,628)	2,827,723	1,276,019
Net (gains) losses on disposal of investments and other	(246,679)	(206,583)	38,333
Net (gains) losses on other derivatives	(170,916)	(206,426)	506,411
Net unrealized (gains) losses on instruments measured at fair value through earnings	(254,772)	730,160	4,881
Loan loss provision (1)	72,544	99,993	—
Other adjustments
Depreciation expense related to commercial real estate and amortization of intangibles	8,714	7,934	10,147
Non-core (income) loss allocated to equity method investments (2)	4,218	19,398	11,327
Transaction expenses and non-recurring items (3)	1,075	7,245	3,046
Income tax effect of non-core income (loss) items	3,353	(23,862)	(3,507)
TBA dollar roll income and CMBX coupon income (4)	97,524	44,904	33,229
MSR amortization (5)	(25,529)	(18,296)	(19,657)
Plus:
Premium amortization adjustment cost (benefit)	51,742	290,722	139,763
Core earnings (excluding PAA) *	424,580	330,218	391,153
Dividends on preferred stock	35,509	35,509	32,422
Core earnings (excluding PAA) attributable to common stockholders *	$389,071	$294,709	$358,731
GAAP net income (loss) per average common share	$0.58	$(2.57)	$(1.24)
Core earnings (excluding PAA) per average common share *	$0.27	$0.21	$0.25
Annualized GAAP return (loss) on average equity	25.84%	(102.17%)	(45.13%)
Annualized core return on average equity (excluding PAA) *	12.82%	9.27%	9.94%

*	Represents a non-GAAP financial measure.

(1)
Includes $3.8 million and $0.7 million of loss provision on the Company’s unfunded loan commitments for the quarters ended June 30, 2020 and March 31, 2020, respectively, which is reported in Other income (loss) in the Company’s Consolidated Statements of Comprehensive Income (Loss).

(2)
The Company excludes non-core (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other income (loss).

(3)
The quarters ended June 30, 2020 and March 31, 2020 include costs incurred in connection with the Internalization and costs incurred in connection with the CEO transition. The quarter ended March 31, 2020 also includes costs incurred in connection with securitizations of Agency mortgage-backed securities and residential whole loans. The quarter ended June 30, 2019 includes costs incurred in connection with securitizations of residential whole loans.

(4)
TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives. CMBX coupon income totaled $1.6 million, $1.2 million and $0.8 million for the quarters ended June 30, 2020, March 31, 2020 and June 30, 2019, respectively.

(5)
MSR amortization represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company’s MSR portfolio and is reported as a component of Net unrealized gains (losses) on instruments measured at fair value.

From time to time, the Company enters into TBA forward contracts as an alternate means of investing in and financing Agency mortgage-backed securities. A TBA contract is an agreement to purchase or sell, for future delivery, an Agency mortgage-backed security with a specified issuer, term and coupon. A TBA dollar roll represents a transaction where TBA contracts with the same terms but different settlement dates are simultaneously bought and sold. The TBA contract settling in the later month typically prices at a discount to the earlier month contract with the difference in price commonly referred to as the "drop". The drop is a reflection of the expected net interest income from an investment in similar Agency mortgage-backed securities, net of an implied financing cost, that would be foregone as a result of settling the contract in the later month rather than in the earlier month. The drop between the current settlement month price and the forward settlement month price occurs because in the TBA dollar roll market, the party providing the financing is the party that would retain all principal and interest payments accrued during the financing period. Accordingly, TBA dollar roll income generally represents the economic equivalent of the net interest income earned on the underlying Agency mortgage-backed security less an implied financing cost.
TBA dollar roll transactions are accounted for under GAAP as a series of derivatives transactions. The fair value of TBA derivatives is based on methods similar to those used to value Agency mortgage-backed securities. The Company records TBA derivatives at fair value on its Consolidated Statements of Financial Condition and recognizes periodic changes in fair value in Net gains (losses) on other derivatives in the Consolidated Statements of Comprehensive Income (Loss), which includes both unrealized and realized gains and losses on derivatives (excluding interest rate swaps).
TBA dollar roll income is calculated as the difference in price between two TBA contracts with the same terms but different settlement dates multiplied by the notional amount of the TBA contract. Although accounted for as derivatives, TBA dollar rolls capture the economic equivalent of net interest income, or carry, on the underlying Agency mortgage-backed security (interest income less an implied cost of financing). TBA dollar roll income is reported as a component of Net gains (losses) on other derivatives in the Consolidated Statements of Comprehensive Income (Loss).
The CMBX index is a synthetic tradable index referencing a basket of 25 commercial mortgage-backed securities ("CMBS") of a particular rating and vintage. The CMBX index allows investors to take a long exposure (referred to as selling protection) or short exposure (referred to as buying protection) on the respective basket of CMBS securities and is structured as a "pay-as-you-go" contract whereby the protection buyer pays to the protection seller a standardized running coupon on the contracted notional amount. The Company reports income (expense) on CMBX positions in Net gains (losses) on other derivatives in the Consolidated Statements of Comprehensive Income (Loss). The coupon payments received or paid on CMBX positions are equivalent to interest income (expense) and therefore included in core earnings (excluding PAA).
Premium Amortization Expense
In accordance with GAAP, the Company amortizes or accretes premiums or discounts into interest income for its Agency mortgage-backed securities, excluding interest-only securities, multifamily and reverse mortgages, taking into account estimates of future principal prepayments in the calculation of the effective yield. The Company recalculates the effective yield as differences between anticipated and actual prepayments occur. Using third-party model and market information to project future cash flows and expected remaining lives of securities, the effective interest rate determined for each security is applied as if it had been in place from the date of the security’s acquisition. The amortized cost of the security is then adjusted to the amount that would have existed had the new effective yield been applied since the acquisition date. The adjustment to amortized cost is offset with a charge or credit to interest income. Changes in interest rates and other market factors will impact prepayment speed projections and the amount of premium amortization recognized in any given period.
The Company’s GAAP metrics include the unadjusted impact of amortization and accretion associated with this method. Certain of the Company’s non-GAAP metrics exclude the effect of the PAA, which quantifies the component of premium amortization representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term CPR.
The following table illustrates the impact of the PAA on premium amortization expense for the Company’s Residential Securities portfolio and residential securities transferred or pledged to securitization vehicles, for the quarters ended June 30, 2020, March 31, 2020, and June 30, 2019:

	For the quarters ended
	June 30, 2020	March 31, 2020	June 30, 2019
	(dollars in thousands)
Premium amortization expense (accretion)	$270,688	$616,937	$318,587
Less: PAA cost (benefit)	51,742	290,722	139,763
Premium amortization expense (excluding PAA)	$218,946	$326,215	$178,824

Interest income (excluding PAA), economic interest expense and economic net interest income (excluding PAA)
Interest income (excluding PAA) represents interest income excluding the effect of the PAA, and serves as the basis for deriving average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA) and net interest margin (excluding PAA), which are discussed below. The Company believes this measure provides management and investors with additional detail to enhance their understanding of the Company’s operating results and trends by excluding the component of premium amortization expense representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities (other than interest-only securities, multifamily and reverse mortgages), which can obscure underlying trends in the performance of the portfolio.
Economic interest expense includes GAAP interest expense and the net interest component of interest rate swaps. The Company uses interest rate swaps to manage its exposure to changing interest rates on its repurchase agreements by economically hedging cash flows associated with these borrowings. Accordingly, adding the net interest component of interest rate swaps to interest expense, as computed in accordance with GAAP, reflects the total contractual interest expense and thus, provides investors with additional information about the cost of the Company's financing strategy. The Company may use market agreed coupon (“MAC”) interest rate swaps in which the Company may receive or make a payment at the time of entering into such interest rate swap to compensate for the off-market nature of such interest rate swap. In accordance with GAAP, upfront payments associated with MAC interest rate swaps are not reflected in the net interest component of interest rate swaps in the Company's Consolidated Statements of Comprehensive Income (Loss). The Company did not enter into any MAC interest rate swaps during the quarter ended June 30, 2020.
Similarly, economic net interest income (excluding PAA), as computed below, provides investors with additional information to enhance their understanding of the net economics of our primary business operations.

	For the quarters ended
	June 30, 2020	March 31, 2020	June 30, 2019
Interest income (excluding PAA) reconciliation	(dollars in thousands)
GAAP interest income	$584,812	$555,026	$927,598
Premium amortization adjustment	51,742	290,722	139,763
Interest income (excluding PAA) *	$636,554	$845,748	$1,067,361
Economic interest expense reconciliation
GAAP interest expense	$186,032	$503,473	$750,217
Add:
Net interest component of interest rate swaps	64,561	13,980	(83,653)
Economic interest expense *	$250,593	$517,453	$666,564
Economic net interest income (excluding PAA) reconciliation
Interest income (excluding PAA) *	$636,554	$845,748	$1,067,361
Less:
Economic interest expense *	250,593	517,453	666,564
Economic net interest income (excluding PAA) *	$385,961	$328,295	$400,797

* Represents a non-GAAP financial measure.

Average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA), net interest margin (excluding PAA) and average economic cost of interest bearing liabilities
Net interest spread (excluding PAA), which is the difference between the average yield on interest earning assets (excluding PAA) and the average economic cost of interest bearing liabilities, which represents annualized economic interest expense divided by average interest bearing liabilities, and net interest margin (excluding PAA), which is calculated as the sum of interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances, provide management with additional measures of the Company’s profitability that management relies upon in monitoring the performance of the business.

Disclosure of these measures, which are presented below, provides investors with additional detail regarding how management evaluates the Company’s performance.

	For the quarters ended
	June 30, 2020	March 31, 2020	June 30, 2019
Economic metrics (excluding PAA)	(dollars in thousands)
Average interest earning assets	$84,471,839	$116,063,895	$122,601,881
Interest income (excluding PAA) *	$636,554	$845,748	$1,067,361
Average yield on interest earning assets (excluding PAA) *	3.01%	2.91%	3.48%
Average interest bearing liabilities	$76,712,894	$107,029,466	$109,628,007
Economic interest expense *	$250,593	$517,453	$666,564
Average economic cost of interest bearing liabilities *	1.29%	1.91%	2.41%
Economic net interest income (excluding PAA) *	$385,961	$328,295	$400,797
Net interest spread (excluding PAA) *	1.72%	1.00%	1.07%
Interest income (excluding PAA) *	$636,554	$845,748	$1,067,361
TBA dollar roll income and CMBX coupon income	97,524	44,904	33,229
Interest expense	(186,032)	(503,473)	(750,217)
Net interest component of interest rate swaps	(64,561)	(13,980)	83,653
Subtotal	$483,485	$373,199	$434,026
Average interest earnings assets	$84,471,839	$116,063,895	$122,601,881
Average TBA contract and CMBX balances	18,628,343	9,965,142	12,757,975
Subtotal	$103,100,182	$126,029,037	$135,359,856
Net interest margin (excluding PAA) *	1.88%	1.18%	1.28%
* Represents a non-GAAP financial measure.